                               AMENDED AND RESTATED
                               LAND LEASE AGREEMENT



                           FEDERAL EXPRESS CORPORATION





AUGUST 1993

                                      INDEX
                                       TO
                    AMENDED AND RESTATED LAND LEASE AGREEMENT


ARTICLE I - LEASED PREMISES.............................................2
      A.    DESCRIPTION OF LEASED PREMISES..............................2
      B.    EXPANSION AREA - OPTION.....................................2
      C.    EXPANSION AREA - LEASED.....................................3

ARTICLE II - OBJECTIVES AND PURPOSES OF LEASE...........................3
      A.    USE OF LEASED PREMISES......................................3
      B.    PROHIBITED USES.............................................4

ARTICLE III - LESSEE'S CONSTRUCTION REQUIREMENTS........................5
      A.    REQUIREMENT FOR IMPROVEMENTS ON LEASED
            PREMISES....................................................5
      B.    CONSTRUCTION DATES..........................................5
      C.    APPROVAL OF PLANS...........................................5
      D.    EXTENSION OF UTILITIES OR SPECIAL
            FACILITIES..................................................6
      E.    CONSTRUCTION OF ADDITIONAL FACILITIES.......................6
      F.    ALTERATIONS OR MODIFICATIONS TO PREMISES....................7
      G.    LIEN INDEMNIFICATION........................................7
      H.    COST OF CONSTRUCTION, ALTERATIONS AND
            STRUCTURAL REPAIRS..........................................7
      I.    AS-BUILT DRAWINGS...........................................8
      J.    MORTGAGE OF LEASEHOLD INTEREST..............................8
      K.    OWNERSHIP OF IMPROVEMENTS...................................9

ARTICLE IV - TERM......................................................10
      A.    PRIMARY....................................................10
      B.    RENEWAL....................................................10
      C.    HOLDING OVER...............................................10

ARTICLE V - RENTALS, FEES AND RECORDS..................................11
      A.    LEASED PREMISES............................................11
      B.    RENTAL ADJUSTMENTS.........................................11
      C.    EXPANSION AREA.............................................12
      D.    FIELD USE CHARGES..........................................12
      E.    TIME AND PLACE OF PAYMENTS.................................12
      F.    DELINQUENT RENTALS.........................................13

ARTICLE VI - OBLIGATIONS OF LESSEE.....................................13
      A.    NET LEASE..................................................13
      B.    MAINTENANCE AND OPERATION..................................13
      C.    UTILITIES..................................................15
      D.    TRASH, GARBAGE, ETC........................................16
      E.    SIGNS......................................................16
      F.    NONDISCRIMINATION..........................................16
      G.    AFFIRMATIVE ACTION.........................................17



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      H.    OBSERVANCE OF STATUTES, ETC................................18
      I.    HAZARD LIGHTS..............................................18

ARTICLE VII - OBLIGATIONS OF AUTHORITY.................................19

      A.    OPERATION AS PUBLIC AIRPORT................................19
      B.    INGRESS AND EGRESS.........................................19
      C.    CONSTRUCTION BY AUTHORITY..................................20
      D.    MAINTENANCE AND OPERATIONS.................................20

ARTICLE VIII - AUTHORITY'S RESERVATIONS................................20
      A.    IMPROVEMENT, RELOCATION OR REMOVAL OF
            STRUCTURES.................................................20
      B.    INSPECTION OF LEASED PREMISES..............................21
      C.    SUBORDINATION TO U.S. GOVERNMENT...........................21
      D.    WAR OR NATIONAL EMERGENCY..................................21

ARTICLE IX - INDEMNITY AND INSURANCE...................................22
      A.    INDEMNIFICATION............................................22
      B.    LIABILITY INSURANCE........................................23
      C.    FIRE AND EXTENDED COVERAGE INSURANCE.......................23
      D.    APPLICATION OF INSURANCE PROCEEDS..........................24
      E.    PERFORMANCE BONDS..........................................24

ARTICLE X - TERMINATION OF LEASE BY LESSEE.............................26
      A.    TERMINATION................................................26
      B.    TERMINATION BY LESSEE......................................26

ARTICLE XI - TERMINATION OF LEASE BY AUTHORITY.........................27
      A.    TERMINATION BY AUTHORITY...................................27
      B.    WAIVER OF STATUTORY NOTICE TO QUIT.........................28
      C.    POSSESSION BY AUTHORITY....................................28
      D.    SUSPENSION OF LEASE........................................29
      E.    DESTRUCTION OF PREMISES - TERMINATION......................29

ARTICLE XII - RIGHTS UPON TERMINATION..................................30
      A.    FIXED IMPROVEMENTS.........................................30
      B.    TEMPORARY BUILDINGS........................................30
      C.    PERSONAL PROPERTY..........................................30

ARTICLE XIII - ASSIGNMENT AND SUBLETTING...............................31
      A.    SUCCESSORS AND ASSIGNMENT..................................31
      B.    SUBLETTING.................................................32

ARTICLE XIV - QUIET ENJOYMENT..........................................32

ARTICLE XV - GENERAL PROVISIONS........................................32
      A.    NON-INTERFERENCE WITH OPERATION OF AIRPORT.................32
      B.    AUTHORITY's CONSENT........................................33
      C.    TAXES......................................................33
      D.    LICENSE FEES AND PERMITS...................................33
      E.    PARAGRAPH HEADINGS.........................................34
      F.    INTERPRETATIONS............................................34
      G.    NOTICES....................................................34
      H.    FORCE MAJEURE..............................................34


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      I.    NON WAIVER OF RIGHT TO PROCEED IN
            CONDEMNATION...............................................35
      J.    EFFECTIVE DATE.............................................35

            SIGNATURE PAGE.............................................36

                               AMENDED AND RESTATED
                               LAND LEASE AGREEMENT
                            FEDERAL EXPRESS CORPORATION

     THIS AMENDED AND RESTATED LAND LEASE AGREEMENT with Federal Express Corporation made and entered into this _____ day of _____________, 1993, by and between the Indianapolis Airport Authority, a municipal corporation, existing under and by virtue of the laws of the State of Indiana, (hereinafter called "AUTHORITY"), and Federal Express Corporation, a Delaware corporation with its principal offices in Memphis, Tennessee, and authorized to do business in the State of Indiana, (hereinafter called "LESSEE"),

                              W I T N E S S E T H:

     WHEREAS, AUTHORITY owns and operates the Indianapolis International Airport, (hereinafter called "Airport"), located in Marion County, Indiana; and

     WHEREAS, LESSEE is a corporation primarily engaged in the business of providing nationwide door-to-door transportation of time sensitive cargo; and

     WHEREAS, AUTHORITY has right, title and interest in and to the real property on the Airport, together with the facilities, easements, rights, licenses, and privileges hereinafter granted, and AUTHORITY has full power and authority to enter into this Lease in respect thereof; and

     WHEREAS, LESSEE desires to lease certain property and to construct a distribution and sort facility and related offices and buildings thereon upon the terms and conditions hereinafter stated;

     NOW, THEREFORE in consideration of the mutual covenants and considerations herein contained, AUTHORITY lets and demises to LESSEE and LESSEE takes from AUTHORITY the following described Leased Premises, and all described rights incident thereto, subject to the following:

                           ARTICLE I - LEASED PREMISES

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     A.   DESCRIPTION OF LEASED PREMISES

          The term "Leased Premises", as used in this Lease, shall include real estate located at Indianapolis International Airport in Marion County, Indiana, as described on the attached Exhibit "A", dated April 27, 1993, and any improvements, including the right of ingress thereto and egress therefrom.

     B.   EXPANSION AREA - OPTION

          LESSEE is granted an option to lease an expansion area of real property lying contiguous to and southwest of the Leased Premises which is more particularly identified on the attached Exhibit "A" dated April 27, 1993. LESSEE may elect to exercise said option to lease for part or all of said expansion area during the term hereof by giving AUTHORITY written notice of such intention and by paying the additional rent therefore, starting ninety (90) days thereafter, as provided in Article V, C. Exercise of the option as a part of the expansion area shall not terminate the option as to the remainder of the expansion area. At any time prior to the exercise of such option, AUTHORITY may give LESSEE written notice of its intent to lease, use, or otherwise dispose of said expansion area or part thereof specifying therein the nature of use for which the premises are intended. Upon receipt of such written notice, LESSEE shall have ninety (90) days to notify AUTHORITY if it intends to exercise its option to lease the premises specified in AUTHORITY's notice and to begin paying the appropriate additional rental therefore. In the event such election is not made within said ninety (90) day period, the option of LESSEE to lease the specified premises shall terminate, provided, however, if the transaction contemplated in AUTHORITY's notice to LESSEE is not consummated within one (1) year of

          AUTHORITY's notice to LESSEE, the option to lease the specified area
          reverts back to LESSEE.   In addition to the notice of election,
          LESSEE shall also tender the additional rent as provided in Article V.

     C.   EXPANSION AREA - LEASED

          Any portion of the expansion area with respect to which LESSEE's option is exercised shall become a part of the Leased Premises, shall be subject to the terms of this Lease and shall not serve to extend the lease term.

                  ARTICLE II - OBJECTIVES AND PURPOSES OF LEASE

     A.   USE OF LEASED PREMISES

          LESSEE shall use the Leased Premises for the operation of its business of transportation of cargo and for other purposes reasonably incidental thereto, subject to the following:

          (1) All parking of automobiles and trucks operated by officers, employees and business invitees of LESSEE incidental to its operation, except for those vehicles in the process of loading or unloading and servicing aircraft, shall be confined to the parking lot provided by LESSEE on the Leased Premises.

          (2) LESSEE agrees that aircraft and ramp equipment stored on the ramp will be parked in accordance with a plan approved by AUTHORITY.

          (3) Fueling, servicing and minor repairs, as defined in AUTHORITY's rules and regulations, of aircraft and ramp equipment operated by or for the LESSEE in connection with its operations shall be performed in accordance with AUTHORITY's rules and regulations. LESSEE and its subcontractors shall not perform major maintenance of aircraft on the ramp.

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          (4)  LESSEE covenants that LESSEE shall not use or permit the Leased
               Premises to be used for any other purpose without the prior written consent of AUTHORITY.

     B.   PROHIBITED USES

          LESSEE shall not permit the loading, unloading or storage of any hazardous animate or inanimate materials or objects in violation of any applicable law or regulation. LESSEE shall not store or transport Class-A Explosives as defined in 49 CFR Part 107.3. LESSEE's handling of any hazardous material shall be in accordance with 49 CFR, parts 100-199, dated December 31, 1976, or as same may be amended. In no event shall LESSEE handle any materials which would adversely affect the insurance coverage of the Leased Premises required of LESSEE herein.

                ARTICLE III - LESSEE'S CONSTRUCTION REQUIREMENTS

     A.   REQUIREMENT FOR IMPROVEMENTS ON LEASED PREMISES

          Except as provided in Article VII, C, LESSEE shall, at its sole expense, construct on the Leased Premises, as provided in Paragraphs D and H of this Article, such buildings, structures, roadways, utility lines, additions, and improvements as LESSEE may desire in furtherance of the purposes set forth in Article II, and shall install therein and thereon such equipment and facilities as LESSEE may deem necessary or desirable, provided, however, that no building, structure, roadway, utility lines, addition, or improvement of any nature shall be made or installed by LESSEE without the prior written consent of the AUTHORITY as herein provided.

     B.   CONSTRUCTION DATES

          Construction of the improvement shall begin not later than July 1, 1985, and shall be completed no later than December 31, 1987. In the event

          LESSEE shall fail to begin construction by July 1, 1985, and pursue diligently the completion thereof, AUTHORITY shall have the right to terminate this Lease pursuant to the provisions of Article XI herein, and LESSEE shall reimburse AUTHORITY for any costs and expenses for the design, engineering and construction of the aircraft apron and related site improvements actually incurred by AUTHORITY up to date of termination.

     C.   APPROVAL OF PLANS

          LESSEE covenants and agrees that prior to the preparation of detailed construction plans, specifications and architectural renderings of any such building, structure, roadway, addition or improvement, it shall first submit plans showing the general site plan, design and character of improvements and their locations, including drainage and roadways, to AUTHORITY's Executive Director for approval. LESSEE's plans shall meet AUTHORITY's design standards for the type of development proposed. LESSEE covenants and agrees that prior to the installation or construction of any such building, roadway, structure, addition or improvement on the Leased Premises, it shall first submit to the AUTHORITY for approval, final detailed construction plans and specifications and architectural renderings prepared by registered architects and engineers, and that all construction will be in accordance with such plans and specifications and AUTHORITY's Building and Land Use Provisions as outlined in Exhibit "B", attached hereto.

     D.   EXTENSION OF UTILITIES OR SPECIAL FACILITIES

          LESSEE shall construct at its expense all necessary utility lines within the Leased Premises required for LESSEE to connect to the line of existing service as shown on Exhibit "C". LESSEE shall construct within the Leased Premises, at its expense, the connecting roadways to the existing roadway system as shown on Exhibit "C".

     E.   CONSTRUCTION OF ADDITIONAL FACILITIES

          LESSEE has the right to construct additional buildings, facilities and necessary site improvements on the Leased Premises. Prior to such construction, LESSEE agrees to submit to AUTHORITY for approval, final plans, specifications and architectural renderings prepared by registered architects and engineers, and comply with all other requirements of Paragraph C of this Article.

     F.   ALTERATIONS OR MODIFICATIONS TO PREMISES

          LESSEE shall not construct, install, remove and/or modify any of the buildings or premises leased hereunder without prior written approval of the AUTHORITY. LESSEE shall submit for approval by AUTHORITY, its plans and specifications for any proposed project as well as complying with such other conditions considered by AUTHORITY to be necessary.

     G.   LIEN INDEMNIFICATION

          In the event any person or corporation shall attempt to assert a Mechanic's Lien against the Leased Premises, LESSEE shall hold AUTHORITY harmless from such claim, including the cost of defense.

     H.   COST OF CONSTRUCTION, ALTERATIONS AND STRUCTURAL REPAIRS

          Within thirty (30) days of completion of the construction, alterations, or structural repairs, LESSEE shall present to AUTHORITY for examination and approval a sworn statement of the "Construction, Alteration and/or Structural Repair Costs".

               "Construction, Alteration and/or Structural Repair Costs" for the purpose of this Article, are hereby defined as all money paid by LESSEE for actual demolition, construction, alteration, or structural repair, including architectural and engineering costs plus pertinent fees in connection therewith.

               The cost of the required initial improvements constructed and equipment installed, in accordance with Paragraph A of this Article, shall be not less than $24,000,000.00 and shall be substantiated by LESSEE as provided hereinabove.

               In the event that LESSEE makes further improvements, alterations, or structural repairs on the Leased Premises, the use thereof shall be enjoyed by LESSEE during the term hereof without the payment of additional rental therefore, but such additions, alterations, improvements, or structural repairs shall become the property of AUTHORITY upon the completion of the construction.

     I.   AS-BUILT DRAWINGS

          Within thirty (30) days following completion of any additions, alterations or improvements, LESSEE shall present to AUTHORITY a complete set of reproducible (mylar) "record" drawings including, but not limited to, specifications and shop drawings. In addition and upon request of the AUTHORITY, this information shall be submitted on a computer diskette using the AutoCAD format.

     J.   MORTGAGE OF LEASEHOLD INTEREST

          LESSEE shall have the right to place a First Mortgage Lien upon its leasehold interest in an amount not to exceed eighty percent (80%) of the cost of capital improvements thereon, the terms and conditions of such mortgage loan shall be subject to the approval of AUTHORITY. Lender's duties and rights are as follows:

          1. The Lender shall have the right, in case of default, to assume the rights and obligations of LESSEE herein, with the further right to assign the LESSEE's interest to a third party, subject to approval of AUTHORITY. Lender's obligations under this Lease, as substituted LESSEE, shall cease upon assignment to a third party and approval by AUTHORITY.

          2. As a condition precedent to the exercise of the right granted to Lender by this Paragraph, Lender shall notify AUTHORITY of all action taken by it in the event payments on such loans shall become delinquent. Lender shall also notify AUTHORITY in writing of any change in the identity or address of the Lender.

          3. All notices required by Article XI to be given by AUTHORITY to LESSEE shall also be given to Lender at the same time and in the same manner. Upon receipt of such notice, Lender shall have the same rights as LESSEE to correct any default.

     K.   OWNERSHIP OF IMPROVEMENTS

          Upon completion of construction, any building, fixture, structure, addition or improvement, excluding personal property as defined in
          Article XII, C, on the Leased Premises shall immediately become the property of AUTHORITY, as owner, subject only to the right of LESSEE to use during the term of this Lease and shall remain the property of AUTHORITY thereafter with the sole right, title and interest thereto.

                                ARTICLE IV - TERM

     A.   PRIMARY
          The term of this lease is a minimum of thirty (30) years, commencing the first day of the month following the date the improvements to be made by LESSEE, as more particularly described in Article III, are completed and ready for occupancy, or January 1, 1987, whichever shall be the first to occur, unless extended by written agreement of the parties with respect to any delay in completion and occupancy caused by AUTHORITY.

     B.   RENEWAL

          LESSEE shall have an option to extend this Lease for one (1) additional term of ten (10) years upon the rental terms outlined in
          Article V, C, by mailing or delivering to AUTHORITY written notice of such intention not later than ninety (90) days prior to the date of expiration of the primary term.

     C.   HOLDING OVER

          In the event LESSEE shall continue to occupy the Leased Premises beyond the Lease term or any extension thereof without AUTHORITY's written renewal thereof, such holding over shall not constitute a renewal or extension of this Lease, but shall create a tenancy from month to month which may be terminated at any time by AUTHORITY or LESSEE by giving thirty (30) days written notice to the other party.

               LESSEE further agrees that upon the expiration of the term of this Lease or sooner cancellation thereof, the Leased Premises will be delivered to AUTHORITY in good condition, reasonable wear and tear and matters covered by insurance excepted. Reasonable wear and tear shall be determined at the sole discretion of AUTHORITY upon inspection of the Leased Premises from time to time.

                      ARTICLE V - RENTALS, FEES AND RECORDS

     During the term hereof, LESSEE shall pay to AUTHORITY rentals for the Leased Premises according to the following schedule:

     A.   LEASED PREMISES
          September 1, 1992 thru October 31, 1993

          LEASED PREMISES
          Ground Rent    4,356,000 sq.ft.    @ $.152   =

                              ANNUAL RENT            $662,112.00

          LEASED EXPANSION AREA
          Ground Rent    487,436.4 sq.ft.    @ $.05    =
                              ANNUAL RENT              24,371.82
                                                     -----------
                              TOTAL ANNUAL RENT      $686,483.82
                              MONTHLY RENT            $57,206.00

          November 1, 1993 thru December 31, 1996

          LEASED PREMISES
          Ground Rent    4,356,000 sq. ft.   @ $.152   =
                              ANNUAL RENT            $662,112.00

          LEASED EXPANSION AREA
          Ground Rent    2,139,667.2 sq.ft.  @ $.05    =
                              ANNUAL RENT            $106,983.36
                                                     -----------
                              TOTAL ANNUAL RENT      $769,095.36
                              MONTHLY RENT            $64,091.28

     B.   RENTAL ADJUSTMENTS
          1.   Next ten (10) years (1/1/97 - 12/31/2006)

          LEASED PREMISES
          Ground Rent    4,356,000 sq.ft.    @ $1.66   =
                              ANNUAL RENT            $723,096.00

          LEASED EXPANSION AREA
          Ground Rent    2,139,667.2 sq.ft.  @ $.07    =
                              ANNUAL RENT            $149,776.70
                                                     -----------
                              TOTAL ANNUAL RENT      $872,872.70
                              MONTHLY RENT            $72,739.39

          2.   Next ten (10) years (1/1/2007 - 12/31/2016)

          LEASED PREMISES
          Ground Rent    4,356,000 sq.ft.    @ $.196   =
                              ANNUAL RENT            $853,776.00

          LEASED EXPANSION AREA
          Ground Rent    2,139,556,2 sq.ft.  @ $.10    =
                              ANNUAL RENT            $213,966.72
                                                   -------------
                              TOTAL ANNUAL RENT    $1,067,742.70
                              MONTHLY RENT            $88,978.56

          3. Renewal term (if exercised by LESSEE - January 1, 2017 through December 31, 2026) ground rental rate will be subject to negotiation, but shall not exceed $.20 per square foot per year for 4,356,000 square feet of leased area and the 2,139,667.2 sq. ft. of expansion area now leased.

     C.   EXPANSION AREA

          1. Through December 31, 1996 @ $.05 (ground rent rate) per square foot per year.

          2. 1/1/97 - 12/31/2006 @ $.07 (ground rent rate) per square foot per year.

          3.   1/1/2007 - 12/31/2016 @ $.10 (ground rent rate) per square foot per year.

          4. Renewal Term (if exercised by LESSEE - January 1, 2017 through December 31, 2026) ground rent rte will be subject to negotiation, but shall not exceed $.20 per square foot per year.

     D.   FIELD USE CHARGES

          Fees and charges for the use of the landing area and facilities necessary thereto, shall be calculated and paid in accordance with the Airline Operating Agreement between the parties dated September 25, 1985.

     E.   TIME AND PLACE OF PAYMENTS

          The foregoing fixed rentals shall be payable in equal monthly installments in advance on or before the first business day of each calendar month of the term at the office of:

                               Executive Director
                         Indianapolis Airport Authority
                       Indianapolis International Airport
                        Box 100, 2500 S. High School Road
                             Indianapolis, IN  46241

     F.   DELINQUENT RENTALS

          There shall be added to all sums due AUTHORITY and unpaid, as may be established by AUTHORITY, an interest charge of one and one-half percent (1 1/2%) of the principal sum for each full calendar month of delinquency computed as simple interest. No interest shall be charged upon that portion of any debt which, in good faith, is in dispute. No interest shall be charged upon any account until payment is thirty
          (30) days overdue, but such interest when assessed thereafter, shall be computed from the due date. The interest rate, established by Ordinance by the Airport Authority Board, may change from time to time.

                       ARTICLE VI - OBLIGATIONS OF LESSEE

     A.   NET LEASE

          The use and occupancy of the Leased Premises by LESSEE will be without cost or expense to AUTHORITY. It shall be the sole responsibility of LESSEE to maintain, repair and operate the entirety of the Leased Premises and any improvements and facilities constructed thereon including aircraft apron constructed by AUTHORITY, at LESSEE's sole cost and expense.

     B.   MAINTENANCE AND OPERATION

          LESSEE shall maintain the Leased Premises at all times in a safe, neat and attractive condition, and shall not permit the accumulation of any trash, paper, or debris on the Airport premises. LESSEE shall repair all damages to the Leased Premises caused by its employees, patrons, or its operation thereon; shall maintain and repair all equipment thereon, including any buildings and improvements, and shall repaint the buildings as necessary.

               LESSEE shall be responsible for and perform all maintenance, including but not limited to:


          1. Janitorial services, providing janitorial supplies, window washing, rubbish, and trash removal.

          2. Supply and replacement of light bulbs in and on all buildings, obstruction lights and replacement of all glass in the building, including plate glass.

          3. Cleaning of stoppages in plumbing fixtures, drain lines and septic system to the first manhole outside the Leased premises.

          4.   Replacement of floor covering.

          5. Maintenance of all building and overhead doors and door operating systems including weather stripping and glass replacement.

          6. Building interior and exterior maintenance, including painting, repairing and replacement.

          7. Repair or replacement of equipment and utilities to include electrical, mechanical and plumbing in all buildings, including but not limited to air conditioning and heating equipment. All repairs to electrical and mechanical equipment are to be made by licensed personnel. Other repairs are to be made by craftsmen skilled in work done and performing such work regularly as a trade.

          8. LESSEE shall keep the concrete apron clean and free of oil and other accumulated deposits.

          9. LESSEE shall be responsible for all snow removal on the Leased Premises and shall do so in a manner which does not interfere with AUTHORITY's Airport operations or damage to property.

          10. LESSEE shall perform all maintenance on LESSEE-constructed structures, pavements, and equipment; and utilities to the point where connected to the main source of supply or the first manhole outside of the Leased Premises, or to the utility corridor.

          11. LESSEE shall advise AUTHORITY and obtain AUTHORITY's consent in writing before making changes involving structural changes to building or premises, modifications or additions to plumbing, electrical or other utilities. To prevent the voiding of roof bond(s) and to maintain correct records by AUTHORITY, any penetration of the roof shall be considered a structural change.

          12. LESSEE is responsible for maintaining electric loads within the designed capacity of the system. Prior to any change desired by LESSEE in the electrical loading which would exceed such capacity, written consent shall be obtained from the Executive Director.

          13. LESSEE shall maintain and relamp all lights in and on the buildings and on the ramp.

          14. LESSEE shall provide and maintain hand fire extinguishers for the interior of all buildings, shop parking and storage areas in accordance with applicable safety codes.

          15. LESSEE shall maintain and replace all landscaping and grounds as originally approved and installed, and will not allow the removal of trees without permission of AUTHORITY.

               AUTHORITY, at its discretion, shall be the sole judge of the quality of maintenance; and LESSEE, upon written notice by AUTHORITY to LESSEE, shall be required to perform whatever maintenance AUTHORITY deems necessary. If said maintenance is not undertaken by LESSEE within thirty (30) days after receipt of written notice, AUTHORITY shall have the right to enter upon the Leased Premises and perform the necessary maintenance, the cost of which shall be borne by LESSEE.

               No waste shall be committed or damage done to the property of AUTHORITY.

     C.   UTILITIES

          LESSEE shall assume and pay for all costs or charges for utilities services furnished to LESSEE during the term hereof; provided, however, that LESSEE shall have the right to connect to any and all storm and sanitary sewers and water and utility outlets at its own cost and expense; and LESSEE shall pay for any and all service charges incurred therefore.

     D.   TRASH, GARBAGE, ETC.

          LESSEE shall pick up, and provide for, an complete and proper arrangement for the adequate sanitary handling and disposal, away from the Airport, of all trash, garbage, and other refuse caused as a result of the operation of its business. LESSEE shall provide and use suitable covered metal receptacles for all such garbage, trash, and other refuse.

               Piling of boxes, cartons, barrels, pallets, debris, or similar items in an unattractive or unsafe manner, on or about the Leased Premises, shall not be permitted.

     E.   SIGNS

          LESSEE shall not erect, maintain, or display upon the outside of any improvements on the Leased Premises any billboards or advertising signs; provided, however, that LESSEE may maintain on the outside of said buildings, its own name(s) and services on signs, the size, location and design of which shall be subject to prior written approval by AUTHORITY.

     F.   NONDISCRIMINATION

          LESSEE, for itself, its personal representatives, successors in interest, and assigns, as part of the consideration hereof, does hereby covenant and agree, (1) that no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Leased Premises; (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereof, no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination; (3) that LESSEE shall use the Leased Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary,
          Part 21, Nondiscrimination in Federally-assisted programs of the Department of Transportation, Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, to the extent that said requirements are applicable, as a matter of law, to LESSEE.

               With respect to the Leased Premises, LESSEE agrees to furnish services on a fair, equal and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided, that the LESSEE may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

     G.   AFFIRMATIVE ACTION

          With respect to the Leased premises, the LESSEE assures that it will undertake an affirmative action program as required by 14 CFR part 152, Subpart E, to insure that no person shall, on the grounds of race, creed, color, national origin or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E; that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by that Subpart; and that it will require that its covered suborganizations provide assurance to the LESSEE that they similarly will undertake affirmative action programs, and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect, to the extent that said requirements are applicable, as a matter of law, to LESSEE.

     H.   OBSERVANCE OF STATUTES, ETC.

          The granting of this Lease and its acceptance by LESSEE is conditioned upon the right to use the Airport facilities in common with others authorized to do so, provided, however, that LESSEE shall observe and comply with any and all requirements of the constituted public authorities and with all Federal, State and Local statutes, ordinances, regulations and standards applicable to LESSEE for its use of the Leased Premises, including but not limited to, rules and regulations promulgated from time to time by the Executive Director for the administration of the Airport.

     I.   HAZARD LIGHTS

          LESSEE shall, at its expense, provide and maintain hazard lights on any structure erected by LESSEE on the Leased Premises, if required by

          AUTHORITY of Federal Aviation Administration regulations. Any hazard lights so required shall comply with the specifications and standards established for such installations by the FAA.

                     ARTICLE VII - OBLIGATIONS OF AUTHORITY

     A.   OPERATION AS PUBLIC AIRPORT

          AUTHORITY covenants and agrees that at all times it will develop, operate and maintain, 24 hours a day, 365 days a year, except as limited by law or operational requirements of AUTHORITY, the Airport facilities as a public airport consistent with the Airport Master Plan, which is incorporated herein by reference, and pursuant to the Sponsor's Assurances given by AUTHORITY to the United States Government under the Federal Airport Act.

     B.   INGRESS AND EGRESS

          Upon paying the rental hereunder and performing the covenants of this Lease, LESSEE shall have the right of ingress to and egress from the Leased Premises for the LESSEE, its officers, employees, agents, servants, customers, vendors, suppliers, patrons, and invitees over the roadway provided by AUTHORITY serving the Leased Premises. AUTHORITY's roadway shall be used jointly with other tenants on the Airport, and LESSEE shall not interfere with the rights and privileges of other persons or firms using said facilities and shall be subject to such weight and type use restrictions as AUTHORITY deems necessary.

     C.   CONSTRUCTION BY AUTHORITY

          AUTHORITY provided a sort building site prepared to subgrade level, including utilities and road access to the Leased Premises, and major drainage and retention basin. In addition, AUTHORITY constructed two
          (2) connecting taxiways to the existing Runway 31, now renumbered 32, two (2) temporary connecting taxiways to the existing Runway 22L, now renumbered 23L, and approximately fifty (50) acres of aircraft apron extending to within 25 feet of the sort buildings constructed by LESSEE. The aircraft apron was designed to accommodate Boeing 727-100 aircraft. A layout of AUTHORITY's construction obligations referred to in this Paragraph is included in page 3 of Exhibit "A" attached hereto.

     D.   MAINTENANCE AND OPERATIONS

          AUTHORITY shall be responsible for snow removal from the runways, taxiways and public use areas of the Airport, but not the Leased Premises.

                     ARTICLE VIII - AUTHORITY'S RESERVATIONS

     A.   IMPROVEMENT, RELOCATION OR REMOVAL OF STRUCTURES

          AUTHORITY, at its sole discretion, reserves the right to further develop or improve the aircraft operating area and other portions of the Airport, including the right to remove or relocate any structure on the Airport, as it sees fit, and to take any action it considers necessary to protect the aerial approaches of the Airport against obstructions, together with the right to prevent LESSEE from erecting or permitting to be erected, any building or other structure on the Airport which, in the opinion of AUTHORITY would limit the usefulness of the airport or constitute a hazard to aircraft.

               In the event AUTHORITY requires the Leased Premises for expansion, improvements, or the development of the Airport, or protection of the aerial approaches to the Airport, AUTHORITY reserves the right, on six (6) months notice, to relocate or replace LESSEE's improvements in substantially similar form at another generally comparable location on the Airport.

     B.   INSPECTION OF LEASED PREMISES

          AUTHORITY, through its duly authorized agent, shall have at any reasonable time, the full and unrestricted right to enter the Leased Premises for the purpose of periodic inspection for fire protection, maintenance and to investigate compliance with the terms of this Lease.

     C.   SUBORDINATION TO U.S. GOVERNMENT

          This Lease shall be subordinate to the provisions of any existing or future agreement(s) between AUTHORITY and the United States, relative to the operation and maintenance of the Airport, the terms and execution of which have been or may be required as a condition precedent to the expenditure or reimbursement to AUTHORITY for Federal funds for the development of the Airport.

     D.   WAR OR NATIONAL EMERGENCY

          During the time of war or national emergency, AUTHORITY shall have the right to lease the Airport or any part thereof to the United States Government for military use, and if any such lease is executed, the provisions of this Lease insofar as they are inconsistent with the Lease to the Government shall be subpended, and in that event, a just and proportionate part of the rent hereunder shall be abated.

                      ARTICLE IX - INDEMNITY AND INSURANCE

     A.   INDEMNIFICATION

          LESSEE agrees to fully indemnify, and save forever harmless the AUTHORITY from and against all claims and actions and all reasonable expenses incidental to the investigation and defenses thereof, based on or arising out of claims for damages or injuries to third persons, including wrongful death, and arising out of LESSEE's use or occupancy of the Leased Premises; provided, however, that AUTHORITY shall give to

          LESSEE prompt and reasonable notice of any such claims or actions, and LESSEE shall have the right to investigate, compromise and defend the same; and provided further that LESSEE shall not be liable for any claims, actions, injury, damage or loss occasioned by any negligence or intentional acts of authority, its agents or employees. LESSEE shall indemnify and save and hold AUTHORITY harmless from and against any claim by carriers serving LESSEE, provided, however, LESSEE shall not be liable for any claims, actions, injury, damage or loss occasioned by any negligence or intentional acts of AUTHORITY, its agents or employees.

     B.   LIABILITY INSURANCE

          LESSEE shall, at its expense, procure and keep in force at all times during the term of this Lease from a financially sound and reputable company acceptable to AUTHORITY, public liability insurance, insuring LESSEE and AUTHORITY for personal injury and property damage, and such other insurance necessary to protect AUTHORITY from such claims and actions aforesaid. Without limiting its liability, LESSEE agrees to carry and keep in force insurance with single limit liability for personal injury or death and property damage in a sum not less than Twenty Million Dollars ($20,000,000.00) with said policy designating AUTHORITY as an additional insured. LESSEE shall maintain aircraft liability insurance with limits not less than Twenty Million Dollars ($20,000,000.00). LESSEE shall furnish AUTHORITY with a certificate of insurance as evidence of such coverage. Said insurance shall not be cancelled or materially modified except upon ten (10) days advance written notice to AUTHORITY. Coverage is to be written on the broadest liability form which is customarily available at reasonable cost for LESSEE's use of and operations at Indianapolis International Airport.

     C.   FIRE AND EXTENDED COVERAGE INSURANCE

          LESSEE shall, at its expense, procure and keep in force at all times during the term of this Lease with a company suitable to AUTHORITY, insurance on the improvements on the Leased Premises against loss and damage by fire, aircraft and extended coverage perils. Such policy shall be in an amount of not less than eighty percent (80%) of the replacement cost of the improvements with satisfactory evidence of such coverage furnished AUTHORITY.

     D.   APPLICATION OF INSURANCE PROCEEDS

          If the fixed improvements placed upon the Leased Premises shall be totally destroyed or extensively damaged and LESSEE shall elect not to restore the same to their previous condition, the proceeds of insurance payable by reason of such loss shall be apportioned between AUTHORITY and LESSEE, with AUTHORITY receiving the same proportion of such proceeds as the then expired portion of the Lease term bears to the full Lease term, including the renewal term, and LESSEE receiving the balance. The Lease shall then be cancelled. If the damage results from an insurable cause and the LESSEE shall elect to restore the same with reasonable promptness, it shall be entitled to receive and apply the entire proceeds of any insurance covering such loss to said restoration, in which event this Lease shall continue in full force and effect.

     E.   PERFORMANCE BONDS

          LESSEE shall deliver to AUTHORITY a surety bond in the amount of $100,000.00, within thirty (30) days after the execution date first above mentioned. Said bond shall be conditioned on the faithful performance of all terms, conditions, and covenants of this Lease, shall be renewable annually, and shall be kept in full force and effect for the complete term of this Lease, except as hereinafter provided.

               At LESSEE's option, a total amount equal to three (3) months fixed rental may be deposited with AUTHORITY in lieu of said performance bond within thirty (30) days after the execution date first above mentioned.

               In lieu of said surety bond or rental deposit, LESSEE may deposit with AUTHORITY's Controller, within thirty (30) days after the execution date first above mentioned, a letter of credit, bonds of the United States of America, or such other securities or bank certificate of deposit, acceptable to AUTHORITY, in the name of AUTHORITY or assigned to AUTHORITY in the amount of $90,000.00 as security for faithful performance by LESSEE as hereinabove provided and LESSEE may have the right to reserve to itself payable on said U.S. Bonds or such other securities.

               AUTHORITY agrees to return any security posted by LESSEE under this Paragraph at such time as LESSEE has occupied the building, operated its business and paid rent for a continuous period of one (1) year, all as required by this Lease.

               Any time that LESSEE undertakes construction of any facilities, LESSEE shall, at its own cost and expense, cause to be made, executed, and delivered to AUTHORITY separate bonds, as follows:

          1. Prior to the date of commencement of construction, a contract surety bond in a sum equal to the full amount of the construction contract awarded. Said bond shall be drawn in a form and from such company as approved by AUTHORITY; shall guarantee the faithful performance of necessary construction and completion of improvements in accordance with approved final plans and detailed specifications; and shall guarantee AUTHORITY against any losses and liability, damages, expenses claims and judgments caused by or resulting from any failure of LESSEE to perform completely, the work described herein provided.

          2. Prior to the date of commencement of construction, a payment bond with LESSEE's contractor or contractors as principal, in a sum equal to the full amount of the construction contract awarded. Said bond shall guarantee payment of all wages for labor and services engaged and of all bills for materials, supplies and equipment used in the performance of said construction contract.

                   ARTICLE X - TERMINATION OF LEASE BY LESSEE

     A.   TERMINATION

          This Lease shall terminate at the end of the primary term and any renewal term, if exercised, and LESSEE shall have no further right to interest in any of the leasehold improvements hereby demised, except as provided in Article IV, C.

     B.   TERMINATION BY LESSEE

          LESSEE, in addition to all other rights at law or in equity, may terminate this Lease and terminate its obligations hereunder at any time that LESSEE is not in default in the payment of rentals to AUTHORITY by giving AUTHORITY sixty (60) days advance written notice to be served as hereinafter provided, and by surrender of the Leased Premises, upon or after the happening of any one of the following events:

          1. The issuance by any court of competent jurisdiction of an injunction or order, or the enactment of any law, ordinance, or regulation or other act of a governmental body that in any way prevents or restrains the use of the Airport, so as to substantially affect LESSEE's use of the Airport.

          2. The default by AUTHORITY in the performance of any covenant or agreement herein required to be performed by AUTHORITY, and the failure of AUTHORITY to undertake and be continuing to remedy such default for a period of sixty (60) days after receipt from LESSEE of written notice to remedy the same; provided, however, that no notice of termination, as above provided, shall be of any force or effect if AUTHORITY shall have remedied the default prior to receipt of LESSEE's notice of termination.

          3. The assumption by the United States Government or any authorized agency thereof of the operation, control, or use of the Airport and facilities, or any substantial part or parts thereof, in a manner as substantially to restrict LESSEE for a period of at least ninety (90) days from full use of its Leased Premises, and in that event, a just and proportionate part of the rent hereunder shall be abated.

                 ARTICLE XI - TERMINATION OF LEASE BY AUTHORITY

     A.   TERMINATION BY AUTHORITY

          AUTHORITY, in addition to all other rights at law or in equity, may declare this Lease terminated in its entirety, subject to and in the manner provided in Paragraph B, upon or after the happening of any one or more of the following events, and may exercise all rights of entry and re-entry upon the Leased Premises:

          1. The failure to pay all installments of rent then due (with interest) within thirty (30) days after receipt by LESSEE of written notice to pay such rent.

          2. The filing by LESSEE of a voluntary petition in bankruptcy or the making of any assignment of all or any part of LESSEE's assets for benefit of creditors.

          3. The adjudication of LESSEE as a bankrupt pursuant to any involuntary bankruptcy proceedings.

          4. The taking by a court of competent jurisdiction of LESSEE or its assets pursuant to proceedings brought under the provisions of any federal reorganization act.

          5. The appointment of a receiver or a trustee of LESSEE's assets by a court of competent jurisdiction and the failure of LESSEE to dismiss the same within ninety (90) days or a voluntary agreement with LESSEE's creditors.

          6. The breach by LESSEE of any of the covenants or agreements herein contained, and the failure of LESSEE to take appropriate action to remedy such breach within thirty (30) days after receipt by LESSEE of written notice from AUTHORITY.

          7.   The abandonment of the Leased Premises.

          8. The failure to commence the replacement of any improvements which have been destroyed by fire, explosion, wind, etc. within six (6) months from the date of such destruction.

     B.   WAIVER OF STATUTORY NOTICE TO QUIT

          In the event AUTHORITY exercises its option to cancel this Lease upon the happening of any or all of the events set forth in this Article, a notice of cancellation shall be sufficient to cancel this Lease; and, upon such cancellation, LESSEE hereby agrees that it will forthwith surrender up possession of the Leased Premises to AUTHORITY. In this connection, LESSEE hereby expressly waives the receipt of any statutory notice to quit or notice of termination which would otherwise be given by AUTHORITY.

     C.   POSSESSION BY AUTHORITY

          In any of the aforesaid events, AUTHORITY may take immediate possession of the Leased Premises and remove LESSEE's effects, forcibly if necessary, without being deemed guilty of trespassing. Upon said default, all rights of LESSEE shall be forfeited, provided, however, AUTHORITY shall have and reserve all of its available remedies at law as a result of said breach of this Lease.

               Failure of AUTHORITY to declare this Lease terminated upon default of LESSEE for any of the reasons set out shall not operate to bar, destroy, or waive the right of AUTHORITY to cancel this Lease by reason of any subsequent violation of the terms hereof.

     D.   SUSPENSION OF LEASE

          During the time of war or national emergency, AUTHORITY shall have the right to lease the landing area or any part thereof to the United States

          Government for military use. If any such lease is executed, any provisions of this instrument which are inconsistent with the provisions of the lease to the Government shall be suspended, provided that the term of this Lease shall be extended by the amount of the period of suspension.

     E.   DESTRUCTION OF PREMISES - TERMINATION

          In the event of damages to or destruction or loss of the building or buildings by an insured or insurable risk, LESSEE shall promptly repair, restore and rebuild said building or buildings as nearly as possible to the condition they were in immediately prior to such damage or destruction, except as provided in Article IX, D.

               If the building or buildings shall be damaged in such manner as to render them unusable in whole or in part, and LESSEE elects to rebuild, the rental provided to be paid under the terms of this Lease shall be abated or reduced proportionately during the period from the date of such damage or destruction until the work of repairing, restoring or reconstructing said building or buildings is completed.

ARTICLE XII - RIGHTS UPON TERMINATION

     A.   FIXED IMPROVEMENTS

          It is the intent of this Agreement that the real estate, leasehold improvements, except trade and business fixtures, and alterations thereto shall be and remain the property of AUTHORITY during the entire term of this Lease and thereafter.

     B.   TEMPORARY BUILDINGS

          At the termination of this Lease, LESSEE shall have the right within thirty (30) days thereafter, to remove all temporary buildings, furniture, fixtures, machinery, equipment and signs installed on the premises leased hereunder, but shall repair at its own expense, all damage to the Leased Premises caused by such removal. All other improvements erected or installed on the Leased Premises shall, on such termination, remain on the Leased Premises.

     C.   PERSONAL PROPERTY

          Upon termination of this Lease, LESSEE shall remove all personal property, including trade and business fixtures from the Leased Premises within thirty (30) days after said termination, subject, however, to a lien in favor of AUTHORITY for unpaid rents or fees, and repair any damage to the Leased Premises caused by such removal. If LESSEE fails to remove said personal property, said property may thereafter be removed by AUTHORITY at LESSEE's expense.

ARTICLE XIII - ASSIGNMENT AND SUBLETTING

     A.   SUCCESSORS AND ASSIGNMENT

          Except as otherwise provided herein, LESSEE shall not assign this Lease or any part thereof in any manner whatsoever or assign any of the privileges recited herein without the prior written consent of AUTHORITY, provided, however, in the event of such assignment, LESSEE remain liable to AUTHORITY for the remainder of the term of the Lease to pay to AUTHORITY any portion of the rental and fees provided for herein upon failure of the assignee to pay the same when due. Said assignees shall not assign the Lease except with the prior written approval of the AUTHORITY and the LESSEE herein, and any assignment by the LESSEE shall contain a clause to this effect.

               LESSEE may assign this Lease or any part hereof to Federal Express Corporation or any direct or indirect wholly owned subsidiary of Federal Express Corporation, without the prior written approval of AUTHORITY, but no such assignment shall be effective until notice thereof is received by AUTHORITY and provided however, LESSEE shall remain liable to AUTHORITY for the remainder of the term of the Lease to pay to AUTHORITY any portion of the rental and fees provided for herein upon failure of the assignee to pay the same when due.

     B.   SUBLETTING

          Except as otherwise provided herein, LESSEE shall not sublease or permit any part of the Leased Premises to be occupied by others without the prior written consent of AUTHORITY.

               LESSEE may sublet any portion of the Leased Premises to Federal Express Corporation, or any direct or indirect wholly owned subsidiary of Federal Express Corporation without the prior written approval of AUTHORITY, but no such sublease shall be effective until notice thereof is received by AUTHORITY and provided however, LESSEE shall remain liable to AUTHORITY for the remainder of the term of the Lease to pay to AUTHORITY any portion of the rental and fees provided for herein upon failure of the sublessee to pay the same when due.

                          ARTICLE XIV - QUIET ENJOYMENT

     AUTHORITY covenants that LESSEE, upon payment of the rentals reserved herein and the performance of each and every one of the covenants, agreements, and conditions on the part of LESSEE to be observed and performed, shall and may, peaceably and quietly, have, hold and enjoy the Leased Premises for the term aforesaid, free from molestation, eviction or disturbance.

                         ARTICLE XV - GENERAL PROVISIONS

     A.   NON-INTERFERENCE WITH OPERATION OF AIRPORT

          LESSEE, by accepting this Lease, expressly agrees for itself, its successors and assigns that it will not make use of the Leased Premises in any manner which might interfere with the landing and taking off of aircraft at the Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, the AUTHORITY reserves the right to enter upon the Leased Premises and cause the abatement of such interference at the expense of the LESSEE.

               AUTHORITY shall maintain and keep in repair the Airport landing areas and taxiways, and shall have the right to direct and control all activities of the LESSEE in this regard.

     B.   AUTHORITY'S CONSENT

          Whenever any provision of this Lease requires the approval, consent or exercise of discretion of AUTHORITY, such action shall not be unreasonably withheld or unreasonably exercised.

     C.   TAXES

          LESSEE shall pay any leasehold interest tax assessed and all property taxes which may be assessed against equipment, merchandise, or other personal property belonging to LESSEE located on the Leased Premises, or other permitted portions of the Airport. In the event any real estate taxes are assessed against the Leased Premises during the term of this Lease, such taxes shall be paid AUTHORITY.

     D.   LICENSE FEES AND PERMITS

          LESSEE shall obtain and pay for all licenses, permits, fees or other authorization or charges as required under Federal, State or local laws and regulations insofar as they are necessary to comply with the requirements of this Lease and the privileges extended hereunder.

     E.   PARAGRAPH HEADINGS

          The paragraph headings contained herein are for convenience in reference and are not intended to define or limit the scope or any provision of the Lease.

     F.   INTERPRETATIONS

          This Lease shall be interpreted in accordance with the laws of the State of Indiana.

     G.   NOTICES

          Whenever any notice or payment is required by this Lease to be made, given or transmitted to the parties hereto, such notice or payment shall be enclosed in an envelope with sufficient postage attached to insure delivery and deposited in the United States Mail, addressed to:

          AUTHORITY.......... Executive Director
                              Indianapolis Airport Authority
                              Indianapolis International Airport
                              Box 100, 2500 S. High School Road
                              Indianapolis, IN  46241

          and notices, consents and approvals to LESSEE addressed to:

          LESSEE............  Federal Express Corporation
                              2005 Corporate Avenue
                              Memphis, TN  38132

     H.   FORCE MAJEURE

          Neither AUTHORITY nor LESSEE shall be deemed to be in breach of this Lease by reason of failure to perform any of its obligations hereunder if, while, or to the extent such failure is due to strikes, boycotts, labor disputes, embargoes, shortages of materials, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellion, sabotage or any other circumstances for which it is not responsible, and which are not within its control. This provision shall not apply to failures by LESSEE to pay rents, fees, or other charges, or to make any other money payments when required by this Lease, but may apply to extend the time at which rent, and other such money payments, begin to accrue. This provision shall not prevent either party from exercising its respective rights of termination under Article X, B, 1 and 3; Article XI, A, 1-5 and 7; and other provision for termination not related to force majeure.

     I.   NON WAIVER OF RIGHT TO PROCEED IN CONDEMNATION

          Notwithstanding any provision of this Lease to the contrary, such as, but not limited to Article VIII, C and D; Article X, B, 1 and 3; and
          Article XI, D, LESSEE and AUTHORITY agree that LESSEE does not intend to, and has not, waived any right which may accrue to it for damages and compensation arising out of or relating to any taking, by condemnation or other act of an authorized entity, of any right, title, or interest of LESSEE in the Leased Premises and the improvements and equipment relating thereto.

     J.   EFFECTIVE DATE

          This Amended and Restated Land Lease Agreement amends and restates the Land Lease Agreement dated March 28, 1984, between Purolator Courier Corporation and AUTHORITY, which Agreement was assigned to Federal Express Corporation on November 12, 1987. The parties agree that the effective date of the Amended and Restated Land Lease Agreement is March 28, 1984, and that in accordance with Article IV, A, of this Lease, the commencement date of the primary term is January 1, 1987.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first above mentioned at Indianapolis, Indiana.


                              INDIANAPOLIS AIRPORT AUTHORITY


                              By /s/ Michael W. Wells
                                 _____________________________________

                                   Michael W. Wells, President


                              By /s/ Gordon St. Angelo
                                 _____________________________________
                                   Gordon St. Angelo, Vice President


                              By /s/ Betty J. Johnson
                                 _____________________________________
                                   Betty J. Johnson, Secretary


                              By /s/ Lawrence A. O'Connor, Jr.
                                 _____________________________________
                                   Lawrence A. O'Connor, Jr., Member


                              By /s/ Murvin S. Enders
                                 _____________________________________
                                   Murvin S. Enders, Member
                                                            AUTHORITY


FEDERAL EXPRESS CORPORATION


By /s/ Gilbert Mook
   __________________________

Title Vice President - Properties
      _______________________

ATTEST:

By /s/ Sybille S. Noble
   __________________________

Title Assistant Secretary
      _______________________
          LESSEE


Attachments:        Exhibit A:  Leased Premises and Expansion Area
                    Exhibit B:  Building & Land Use Provisions
                    Exhibit C:  Roads and Utilities Provided by AUTHORITY

STATE OF INDIANA    )
                    )    SS:
COUNTY OF MARION    )



     Personally appeared before me Michael W. Wells, President, Gordon St. Angelo, Vice President, Betty J. Johnson, Secretary, Lawrence A. O'Connor, Jr., Member, and Murvin S. Enders, Member, respectively, of the Indianapolis Airport Authority, a municipal corporation, who acknowledged that the execution of the foregoing Amended and Restated Land Lease Agreement, for and on behalf of said municipal corporation, was their free, and duly authorized act and deed this 20th day of August, 1993.


                                        /s/ Robert A. Duncan
                                        _________________________________
                                        Notary Public


                                        Robert A. Duncan
                                        _________________________________
                                                                 (printed)


My Commission Expires:                  Resident in Hendricks County
                                        Indiana
10/22/96

STATE OF TENNESSEE  )
                    )    SS
COUNTY OF SHELBY    )


Personally appeared before me Gilbert Mook, and Sybille S. Noble, as the Vice - President - Real Estate and Assistant Secretary, respectively, of Federal Express Corporation, a Delaware corporation, who acknowledged that the execution of the foregoing Amended and Restated Land Lease Agreement, for and on behalf of said corporation, was their free, and duly authorized act and deed this 19 day of August, 1993.

                                   /s/ Kimble H. Scott
                                   _________________________________
                                   Notary Public


                                   Kimble H. Scott
                                   _________________________________
                                                            (printed)


My Commission Expires:             Resident in Shelby County
                                   Indiana
July 25, 1995



This instrument was prepared by ROBERT A. DUNCAN, GENERAL COUNSEL
                                Indianapolis Airport Authority

                           FEDERAL EXPRESS LEASED AREA
                                  149.12 ACRES

A part of Section 26 and the Southeast corner of Section 23, Township 15 North, Range 2 East, Marion County Indiana, described as follows:

Commencing at Indianapolis Airport Authority Monument 25-0 which marks the southeast corner of the northeast quarter of the above captioned Section 26; thence north no degrees 10 minutes 9 seconds West (assumed bearing) with the west line of said Northeast Quarter, 384.43 feet to the POINT OF BEGINNING of the parcel herein described; thence, continuing with the east line of Northeast Quarter, North no degrees 10 minutes 9 seconds West 902.48 feet; thence North 45 degrees 2 minutes 25 seconds West 1968.37 feet; thence South 44 degrees 57 minutes 35 seconds West 2311.92 feet; thence South 64 degrees 58 minutes 59 seconds West 364.41 feet; thence South 44 degrees 57 minutes 35 seconds West
748.55 feet; thence South 45 degrees no minutes 32 seconds East 1334.12 feet to a point on a curve; thence along a curve, having a radius of 1986.86 feet, a central angle of 18 degrees 34 minutes 11 seconds, a chord bearing North 73 degrees 6 minutes 23 seconds East 641.13 feet, an arc distance of 643.95 feet; thence North 82 degrees 23 minutes 4 seconds East 492.59 feet; thence North 7 degrees 34 minutes 51 seconds West 503.14 feet; thence North 83 degrees 26 minutes 58 seconds East 1921.98 feet to the Point of Beginning and containing
149.12 acres, more or less.





EXHIBIT "A"
PAGE 1 OF 3
DESCRIPTION OF LEASED PREMISES (including Leased Expansion Area)
APRIL 27, 1993

Page 2 contains a diaphragm of the roads and utilities provided by the Authority.

Page 3 contains a diaphragm of the leased premises.

                                                            3-1-77

                 LAND LEASE GENERAL BUILDING AND USE PROVISIONS
                          FOR ALL AIRPORTS OWNED BY THE
                         INDIANAPOLIS AIRPORT AUTHORITY

     This document outlines the Indianapolis Airport Authority's restrictions and conditions associated with airport land use. Full compliance will be expected except in those cases where the provisions are not applicable. Any deviations from the regulations outlined herein must be approved by the Executive Director. AUTHORITY reserves the right to make periodic inspections to insure compliance with these Provisions and to initiate appropriate corrective measures.

                                    CLAUSE I
                     PURPOSE OF CONDITIONS AND RESTRICTIONS

1. All improvements constructed on airport property are subject to conditions, restrictions and reservations for the following purposes:

          (a) To establish aesthetic values designed to complement and benefit all Airport Authority facilities;

          (b) To develop all airports with a park-like character which will insure their being a continuing asset to the Indianapolis Metropolitan area and to the State of Indiana;

          (c)  To insure adequate and reasonable development of all airport;

          (d) To insure proper, desirable use and appropriate development and improvement of each site within each airport;

          (e) To protect lessees and/or tenants of buildings against improper and undesirable use of surrounding building sites which will depreciate the value of their properties;

          (f) To guard against the erection of structures built of improper or unsuitable materials;

          (g) To encourage the erection of attractive improvements with appropriate locations on building sites thereof;

          (h) To insure and maintain proper setbacks from streets, highways, runways, taxiways and aprons, and adequate open spaces between structures which will insure a park-like character;

          (i) In general, to provide for a high type and quality of improvement of said property;

          (j) To insure the safety and security of the airport operation and the operation of airport tenants;

                                    CLAUSE II
                   LOT AND BUILDING CONSTRUCTION REQUIREMENTS

                        (See CLAUSE V, pages 18 thru 25,
                        SPECIAL CONSTRUCTION (T-HANGARS)

           1. No building or other structure shall be erected, permitted or placed upon any part of said real estate which shall have any part thereof including, but not limited to, any windows, eaves, steps, chimneys, or other projections nearer than 80 feet from the nearest boundary line or right-of-way line of any street or streets, or which is nearer than 50 feet from any boundary line of said real estate which does not border a street. No fence, sign, hedge, or mass planting shall be constructed or permitted to exist in the front setback area established herein except upon securing, in advance, the written consent of AUTHORITY.

           2. The area between the front of any building and the street shall be restricted to planting and landscaping only and shall not be used for parking or driveway. A grass strip at least 25 feet wide shall be maintained on both sides and at the rear of every plot.

           3. One combination entrance and exit drive shall be permitted for each lease area.

           4. No excavations or excavating work shall be permitted on any part of said real estate except excavations for the purpose of constructing buildings and physical improvements on such real estate immediately prior to and during the construction of such buildings and tangible improvements. No soil, sand gravel, minerals, aggregate or earth materials shall be removed from said real estate except as part of such excavations made for the purpose of constructing buildings and tangible improvements on said real estate.

           5. Elevations and grade lines shall be marked on drawings to indicate depths necessary for work.

           6. Bottom of all foundation excavations shall be made to exact grade as called for on drawings; and spaces deeper than those shown shall be filled with concrete, with no backfill of earth permitted in such spaces.

           7. Excavation shall be made outside of walls to allow for inspection, placing and removal of forms. All trenches must be left open until all work has been inspected and approved by Lessee's representative.

           8. Pier and ball-type or spread footings unless approved otherwise, shall be drilled true to size and depth called for on drawings. All loose earth must be removed from bottom of footing excavation and excavation must be kept clean until concrete is placed.

           9. Existing piping, conduits, etc., if encountered in excavating unless called for to be removed, shall be temporarily supported and maintained until permanent support has been restored or AUTHORITY has otherwise disposed of them. When required to be removed, they shall be cut off and capped outside the excavation by Contractor at his expense.

          10. Bilge pumps, suction and discharge lines, well points, etc., must be provided, if necessary, to keep all excavation free from standing water.

          11. No backfill will be permitted until foundations or other work in excavation has been inspected and approved by Lessee's representative.

          12. Sufficient time must be allowed after notice is given that work is ready for inspection in order for Lessee to make all necessary examinations and tests.

          13. No backfill will be permitted against retaining walls until they have attained sufficient strength to support same.

          14. Material frozen in lumps or material softer than adjoining soil shall not be used. All fillings must be tamped in 6 to 10 inch layers, with special care taken in tamping fillings under floors, etc., to prevent settlement. These fillings should be puddled with water where necessary, using very little water for puddling and none at all for sandy, clay soil. All filling must be compacted to 90% of standard Proctor density. The preferred method would be to use a sand or gravel fill in these areas.

          15. All utility trenches must be tamped outside and inside buildings as above specified to prevent settlement, with compaction to 95% of standard Proctor density under pavings and 90% under lawn and planting areas.

          16. Should additional material be required for backfilling in excess of that obtained from excavation, it shall be provided and shall be suitable, clean approved material. Again the preferred method is to utilize sand or gravel to avoid settling.

          17. All fills under floors, if required, must be made with subsoil up to within 4 inches of elevation of bottom of slab, with compaction the same as called for hereinbefore under "BACKFILLING." The top 4 inches under all floor slabs shall be of approved sand. The top 2 inches under sidewalks shall be of approved sand. A good grade of course, clean river sand will be acceptable.

          18. All fills and all grading must conform to contours as shown on the plot plan. If approved earth is not available on site to do the grading, this material must be provided and hauled in.

          19. Where planting areas are designated, elevations should be lowered 4 inches, to accommodate topsoil or sod.

          20. Stockpiled topsoil must be spread over planting areas to a depth of 4 inches as directed, with areas hand-raked to elevations called for on the drawings. Additional approved topsoil must be provided to obtain full depth coverage if stockpiled topsoil is not of sufficient quantity.

          21. Fills shall be constructed at locations and to lines and grades indicated on the drawings and as directed by Lessee. The completed fill shall correspond to the shape of the typical sections shown on the drawings or shall meet the requirements of the particular case. All fill material shall be reasonably free from roots or other organic material, trash, frozen material, and from all stones having a maximum dimension greater than 6 inches. Stones larger than 3 inches, maximum dimension, shall not be permitted in the upper 6 inches of fill or embankment. The material shall be placed in successive horizontal layers not exceeding 6 inches in thickness after compaction. Contractors shall add moisture to or dry by aeration each layer as may be necessary to meet the requirements of this specification for compaction.

          22. Subgrade preparation under any proposed apron pavement area shall be in accordance with Item P-152 of the F.A.A. Standards for specifying construction of Airport, October 24, 1974, with latest revisions.

          23. Uniformly smooth grading of all finished base areas shall be accomplished. The finished surface shall be reasonably smooth, compacted and free from irregular surface changes. The degree of finish shall be that ordinarily obtainable from either blade-grader or planer operations. The finished surface shall be not more than 0.15 foot above or below the established grade or approved cross section. The surface of base for pavement shall not vary more than 0.05 foot from the established grade and approved cross section.

          24. Finished subgrade base shall not be disturbed by traffic or other operations and shall be maintained in satisfactory condition until operations to place finish courses are commenced. If base becomes softened by rain or frost action, or any other cause to the extent that it does not have specified density and moisture content at time of placement of subsequent courses, the base shall be recompacted to not less than 95% of the specified density either by additional passes of a sheepsfoot and/or pneumatic roller or other approved roller, or by scarifying and rerolling. Recompacted base shall be finished as called for hereinbefore.

          25. All dirt, loose materials and miscellaneous articles which are not a part of the finished leased area shall be removed from the existing and proposed airport boundaries. The site of such disposal shall be approved by the Executive Director.

          26. All buildings, both principal and appurtenant that are constructed on the property, shall conform to the standards specified at the time of such construction by the latest edition of the National Building Code and National Fine Code.

          27. All buildings shall be non-combustible and constructed of approved masonry or metal materials with a quality of finish in keeping with the overall attractiveness of each airport.

          28. The following protection shall remain in force during all phases of construction work:

          (a) Provide protection to adjoining property, including buildings, walks, roads, trees, fences and shrubs.

          (b) Provide, erect and maintain all fences, planking, shoring, lights, warning signs and guards as necessary for protection of people and property. Remove protection devices only when authorized to do so by the Executive Director.

          29. Existing utility lines, as shown on drawings or as are made known to Contractor prior to excavation and that are to be retained, as well as utility lines constructed during excavation operation, shall be protected from damage during all excavation, trenching and grading operations. Existing utility lines should be located and cleared by hand-digging 3 feet either side of the line. If damaged, shall be repaired by Contractor at his expense. Contractor shall be responsible for verification of all utility locations and shall repair all damages to the satisfaction of AUTHORITY.

          30. Construction, alteration, or addition of or to any building or structure on any lot shall meet the architectural design standards provided in these specifications. Prior to said construction, alternation, or addition, lessee must submit two sets of plans and specifications for such building to AUTHORITY, its successors or assigns. A written approval of such plans and plot plans by AUTHORITY shall be required.

          31. In addition to the right reserved above to approved plans and specifications for the construction or alterations of any building, AUTHORITY also reserves the right to approve plans and specifications for the construction, installation or alteration of all signs, loading docks, parking facilities, fencing, storage building or facilities, and landscape planting on each Airport. Such plans and specifications must first be submitted to and have the written approval of AUTHORITY, its successors or assigns.

          32. No approval for building or structure improvements shall be made until a plan for site improvements has been submitted and approved in writing by AUTHORITY. Said plans shall indicate and include:

          (a) Preliminary site plan showing building orientation, entrances, parking, a water management plan that meets the requirements of Marion County Ordinance No. 62-1978, and other pertinent data. Lessee should not proceed with the other requirements listed below until this plan has been approved by AUTHORITY.

          (b) A complete set of plans and specifications certified by an architect or engineer registered in the State of Indiana shall be submitted in duplicate to AUTHORITY. Said documents shall include:

               (1) A site plan showing location and design of building, structures, signs, gas lines, water lines, electrical lines, sanitary sewers, storm drainage, driveways, driveway intersection with streets, exterior material storage areas, parking areas, loading area and sidewalks. Drainage and sediment control plans shall be in accordance with specifications adopted by the City of Indianapolis Board of Public Works, on April 14, 1981, by Resolution No. 2400-1800.

               (2) Elevations, typical wall sections, pavement sections and details, finish and color designations, lighting and signing on the structure. No roof top heating, air-conditioning, or large fan units will be acceptable unless approved in writing by the Executive Director.

               (3) A plan showing the landscape treatment, type, nature, and arrangement of plantings, fences, walls, outdoor lighting and similar features.

               (4) A plan showing that the number of parking spaces for employees and visitors and standing areas for the loading and unloading of service vehicles is sufficient to accommodate the expected use of the lot and improvements. All parking areas shall include perimeter plantings of trees and shrubs to minimize the open paved effect of the parking area.

               (5) A description of proposed operations on said real estate and an estimate of the maximum number of employees contemplated.

               (6) Any other pertinent information requested by AUTHORITY, and any information which will show compliance with each and all of these restrictions.

          33. The following pavement sections shall serve as minimum for all paving:

          (a) Parking lots, drives, roads, aircraft taxiways (under 12,500 pounds aircraft), and areas of this category as a minimum shall consist of:

               (1)  2" Hot Asphaltic Concrete Surface Type "B,"
               (2)  2" Hot Asphaltic Concrete Binder,
               (3)  6" Hot Asphaltic Concrete Base

                         OR

               (1)  2" Hot Asphaltic Concrete Surface Type "B,"
               (2)  3" Hot Asphaltic Concrete Base,
               (3)  8" Crushed Limestone Base with Prime Coat
                    (will be approved only if proper subgrade drainage is installed).

          (b) All other paving shall consist of Portland Cement that complies with the "Standard Specifications for Portland Cement," ASTM Designation C-150 (latest revision), Concrete Aggregates that conform to the "Standard Specifications for Concrete Aggregates," ASTM Designation C-33 (latest revision), Metal Reinforcement that conforms to latest ASTM Specification No. A 615, and water. Any pavement areas which are planned to receive transport aircraft or transport vehicles shall be designed and constructed in compliance with the Federal Aviation Administration's Standard for specifying construction of airports, October 24, 1974, with latest revisions. All other design criteria (for each project) shall be developed and specified by AUTHORITY.


                                   CLAUSE III
                                    UTILITIES

          1. No septic tank, outside toiler, or individual water well may be constructed, placed or used on any lands leased on any Airport if public utilities are available. No installation for the disposal of sanitary sewage shall be constructed or operated unless the installation shall meet all the requirements of appropriate city, county and/or State regulations.

          2. Discharge from any sump pump, footing drains, roof drains, or any storm water coming on any lot shall not be allowed to flow into any sanitary sewerage facility.

          3. AUTHORITY shall not approve plans and specifications for construction of any structure on any lot on which all or part of an open storm drainage ditch or swale is situated unless such plans and specifications shall provide for the installation of such culverts or for the taking of such other steps as may be specified by AUTHORITY as will insure that such ditch or swale will remain free and unobstructed. It shall be the obligation of every lessee of an airport lot on which any part of such ditch or swale is situated to keep such part of such ditch or swale continuously unobstructed and in good repair. All surface drainage must be designed in accordance with State and local regulations. Lessee must secure drainage permit if required.

          4. All utilities including, but not limited to water, gas, electricity, telephone, and sewer shall be installed underground within the leased area by and at the expense of lessee.

          5. Coordination of the installation of the required utilities with the appropriate company and AUTHORITY shall be the responsibility of lessee.

          6. Lessee shall provide and pay for connections of storm sewer to facilities provided at lease line by AUTHORITY.

                                    CLAUSE IV
                               OTHER REQUIREMENTS

          1. Open storage and/or refuse collection areas and/or open work or activity areas including vehicular parking and loading and unloading activities shall be screened to a minimum height of 6 feet by evergreen plantings, masonry wall, redwood or equal fencing, or a combination thereof.

          2. In the interest of safety and the free movement of commercial and private vehicles in and through the airport, employee, customer, owner, or tenant parking will not be permitted on private or public dedicated streets within the airport confines. It will be the responsibility of lessees, their successors or assigns to provide adequate parking facilities for customers, employees, and public carriers within the boundaries of the property leased to accommodate the daily or seasonal peak requirement. Parking, loading, service, or other outdoor work areas must be paved with asphalt or concrete, as determined by AUTHORITY.

          3. The operation of all ground equipment, mobile or stationary, required for construction, repair or any other purpose within the limits of the airfield shall be governed as follows:

          (a) All equipment and materials when not in use or about to be installed shall be left in spaces approved for this purpose by the Executive Director. All equipment on the field, when in use or not in use, shall be properly marked with yellow, or orange and white checkered flags of a size not less than 2 feet square during the day and with amber electric flasher lights at night. No equipment shall be parked within 750 feet of the centerline of any runway or within 250 feet of the centerline of any taxi way, unless specifically authorized by the Executive Director. Equipment parked on the airfield area shall be kept to an absolute minimum and restricted to equipment actually used in progress the work under progress.

          (b) Nothing shall be placed on the airfield without the permission of the Executive Director.

          (c) Parking areas for contractor equipment, supplies, materials and employee vehicles will be as established by the Executive Director or as indicated on the plans.

          (d) Neither equipment nor personnel shall use any runway, taxiway or apron for the purpose of hauling materials or access to the work unless approved by the Executive Director. Authorized equipment operating on any hard surfaces is limited to that equipment with pneumatic tires. Prior to use of any hard surface, permission shall be obtained from the Executive Director. All drivers shall be instructed to be alert for aircraft and to follow routes designated for vehicular traffic. All vehicles will be clearly marked to identify owner. No privately owned vehicle will be operated on runway or taxiways.

          (e) Prior to initiation of operations which will require the crossing of any hard surface used by aircraft, the contractor shall assure himself that a signalman, with visual or radio contact with the air traffic control tower, is on duty at the site of the crossing to regulate traffic. Moving aircraft have priority over all other traffic on the field. Only equipment equipped with pneumatic tires shall be allowed to cross paved areas. It shall be the responsibility of the contractor to keep paved surfaces free of any material at all times that might drop from moving vehicles while crossing paved areas.

          (f) Contractor shall conform to the requirements of the Executive Director as to the placement, type and service of special barricades, obstruction and hazard marking and lighting devices used to identify danger areas to aircraft;

          (g) Hauling across clear zones of any runway will not be permitted unless authorized by the Executive Director.

          (h) Contractor must agree to permit only his bona fide employees and those of his subcontractors access and use of the airfield during actual hours of work.


          4. Planting and landscaping shall be in accord with an AUTHORITY approved plan. All land areas not covered by building or paving must be improved with a locally acceptable ground cover such as Kentucky-Blue grass, or equal, except for plots planted with shrubbery, flowers, or trees.

          5. Lessee of any tract on the airport must at all times keep the premises, buildings, improvements, and appurtenances in a safe, clean, wholesome condition and comply in all respects with the government health and police requirements. Lessee will provide a place for the collection of rubbish that is screened from view and will remove at his own expense such rubbish of any character whatsoever which may accumulate on said property. Grass shall be kept cut on all leased lots, and AUTHORITY shall keep unleased areas in a clean, mowed, orderly manner. In the event any lessee fails to keep grass and weeds cut on the leased premises, AUTHORITY may have the grass and weeds cut and charge such expense to lessee.

          6. The building and above-grade structures, including parking areas placed on a lot, shall not exceed seventy-five percent (75%) of the leased area.

          7. Every tank for the storage of fuel on the airport shall be buried below the surface of the ground. This installation must receive prior written approval of the Executive Director. The installation of all underground fueling
facilities and fuel pipe lines must have a cathodic protection system.   All
fueling systems must have adequate provisions to contain possible spill or leak. A spill prevention and control plan must be prepared and approved by the Executive Director and conform to all local city-state regulations and the National Fire Protection Code.

          8. No free-standing antennae or transmission towers will be permitted on the airport without prior written approval of the Executive Director.

          9.   No animals shall be kept on any leased tract on the airport.

         10. All proposed improvements shall conform to all National, State and Local codes and specifications, and in Marion County shall follow the Commercial Zoning Ordinance (80-A0-1), printed September, 1982.

         11. The lessee shall require lessee's contractors doing work on airport to have the following insurance coverage:

                        CONTRACTOR'S LIABILITY INSURANCE

          A. Lessee shall demand that each Contractor shall take out and maintain insurance of such types and in such amounts as are necessary to cover his responsibilities and liabilities on all projects, and shall require all his subcontractors to carry similar insurance.

               (1) The Owner will accept, in lieu of all subcontractors carrying similar insurance, an "Owner's and Contractor's Protective Liability Policy" paid for by the Contractor and written in the name of the Owner for the amounts specified hereinafter including all the special coverages. Said policy must protect the Owner for all claims for bodily injury and/or property damage arising out of operations for the named insured by said Contractor, or any subcontractor of said Contractor.

          B. No Contractor shall commence work under this contract until he has obtained all insurance required under this Section and such insurance has been approved by the Owner, nor shall any Contractor allow any subcontractor to commence work on his subcontract until the same insurance has been obtained by the subcontractor and approved by the Owner. Each and every Contractor and Subcontractor shall maintain all insurance required under paragraphs (1) and (2) of this Section for not less than one year after completion of this contract.

          C. Each Contractor shall file with the Owner and Architect a Certificate of Insurance. Any certificate submitted and found to be altered or incomplete will be returned as unsatisfactory.

          D. If requested by the Owner, Contractor shall furnish the Owner with true copies of each policy required of him or his subcontractors. Said policies will not be canceled or materially altered, except after fifteen (15) days advance written notice to the Owner and Architect, mailed to the addresses indicated herein.

          E. Insurance under this Section, as a minimum, shall include the following coverages:

               (1)  Workmen's Compensation and Employer's Liability Insurance:

               Workman's Compensation and Occupational Disease Insurance of statutory limits as provided by the state in which this contract is performed and Employers; Liability Insurance at a limit of not less than $100,000.00 for all damages arising from each accident or occupational disease.

               (2)  Comprehensive General Liability Insurance covering:

                    (a)  Operations -- Premises Liability:

                    including, but not limited to, Bodily Injury, including death at any time resulting therefrom, to any person or Property Damage resulting from execution of the work provided for in this contract, or due to or arising in any manner from any act or omission or negligence of the Contractor and any subcontractor, their respective employees or agents.

                    (b)  Elevator Liability:

                    including, but not limited to, Bodily Injury, including death at any time resulting therefrom, to any person or Property Damage resulting from operation or use of any elevator or hoist, if either or both are operated or used in connection with execution of this contract.

                    (c)  Contractor's Protective Liability:

                    including, but not limited to, Bodily Injury, including death at any time resulting therefrom, to any person or Property Damage arising from acts or omissions of any subcontractor, their employees or agents.

                    (d)  Products:

                    including, but not limited to, Bodily Injury, including death at any time resulting therefrom to any person or Property Damage because of goods, products, materials or equipment used or installed under this contract.


                    (e)  Completed Operations Liability:

                    or because of completed operations, which may become evident within one year after acceptance of the building including damage to the building or its contents.

                    (f)  Contractual Liability:

                    Each and every policy for liability insurance, carried by each contractor and subcontractor, as required by this Section shall specifically include Contractual Liability coverage with respect to Section F of this Division.

                    (g)  Special Requirements:

                    The insurance required under Paragraph (2) of this Section shall specifically include the following special hazards:

                    Property Damage caused by conditions otherwise subject to exclusions "x,c,u," Explosion, Collapse or Underground Damage.

                    Broad Form Property Damage endorsement, which has reference to property in the "care, custody, or control" of the insured.

                    "Occurrence" Bodily Injury coverage in lieu of "caused by accident."

                    "Occurrence" Property Damage coverage in lieu of "caused by accident."

                    (h)  Limits of Liability:

                    The insurance under Paragraph (2) of this Section shall be written in the following limits of liability, as a minimum:

                    For Contracts Less than $250,000.00:

                                   BODILY INJURY:
                                   --------------
                              $500,000.00 each person
                              $500,000.00 each occurrence
                              $500,000.00 aggregate Products

                                   PROPERTY DAMAGE:
                                   ----------------
                              $100,000.00 each occurrence
                              $300,000.00 aggregate Operations
                              $300,000.00 aggregate Products
                              $500,000.00 aggregate Contractual

                          For Contracts $250,000.00 or greater:

                                   BODILY INJURY
                                   -------------
                              $1,000,000.00 each person
                              $1,000,000.00 each occurrence
                              $1,000,000.00 aggregate Products

                                   PROPERTY DAMAGE
                                   ---------------
                              $250,000.00 each occurrence
                              $500,000.00 aggregate Operations
                              $500,000.00 aggregate Protective
                              $500,000.00 aggregate Products
                              $500,000.00 aggregate Contractual

                         (3) Comprehensive Automobile Liability covering:

                              (a)  All owned, hired, or non-owned vehicles
                                   including the loading or unloading thereof.

                              (b)  Special Requirements:

                                   The insurance required under paragraph (3) of this section shall specifically include the following special hazards:

                                   "Occurrence" Bodily Injury in lieu of "caused by accident."

                                   "Occurrence" Property Damage in lieu of
                                   "caused by accident."

                              (c) The insurance under Paragraph (3) of this Section shall be written in the following limits of liability as a minimum:

                                   FOR CONTRACTS LESS THAN $250,000.00:
                                   ------------------------------------
                                   Automobile Bodily Injury
                                        Each Person         $500,000.00
                                        Each Occurrence     $500,000.00
                                   Automobile Property Damage
                                        Each Occurrence     $100,000.00

                                   FOR CONTRACTS $250,000.00 OR GREATER:
                                   -------------------------------------
                                   Automobile Bodily Injury
                                        Each Person         $500,000.00
                                        Each Occurrence $1,000,000.00
                                   Automobile Property Damage

                                        Each Occurrence     $250,000.00

          F.   Hold Harmless Agreement:

               (1) The Contractor shall indemnify and hold harmless the Owner and the Architect and their agents and employees from and against all claims, damages, losses and expenses including attorney's fees arising out of or resulting from the performance of the work, provided that any such claim, damage, loss or expense (a) is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the work itself) including the loss of use resulting therefrom and
                    (b) is caused in whole or part by any negligent act or omission of the Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not it is caused in part by a party indemnified hereunder.

               (2) In any and all claims against the Owner or the Architect or any of their agents or employees by any employee of the Contractor, Subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts of them may be liable, the indemnification obligation under this Hold Harmless Agreement shall not be limited in any way by any limitation on the amount payable by or for the Contractor or any Subcontractor under workmen's compensation acts, disability benefit acts or other employee benefit acts.

               (3) The obligations of the Contractor under this Hold Harmless Agreement shall not extend to any claim, damage, loss or expense arising out of professional services performed by the Architect, his agents, or employees, including (a) the preparation of maps, plans, opinions, reports, surveys, designs or specifications, and (b) supervisory, inspection or engineering services.

          12.  The lessee's contractors shall:

               (a) Use only those roads as designated by the Executive Director for transportation of equipment and hauling of materials.

               (b) Be responsible for cleanup of areas outside the leased area that may be damaged or disturbed.

                                    CLAUSE V
                              SPECIAL CONSTRUCTION
                                    T-HANGARS

          1. This specification covers material for fabrication and erection of the T-Hangars which shall be constructed to be weathertight, structurally sound and in compliance with the required loading conditions. Such compliance shall be subject to approval of the AUTHORITY. This specification also provides for such foundations as are required for the T-Hangars. All materials shall be new, unused and free of defects and imperfections.

          2. Pavement dimension for T-Hangar taxiways and approaches should conform to the master plan for the airport. The approaches should extend inside the T-Hangar building to provide a hardstand for the aircraft to be parked. Pavement inside and outside the T-Hangar building shall conform to the minimum pavement thicknesses established by Clause II of this document.

          3. All items of work under this section shall be furnished, constructed and installed in strict conformance with the applicable latest edition of the following:

          (a) American Institute of Steel Construction Specifications for the Design, Fabrication and Erection of Structural Steel for Building and the Code of Standard Practice.

          (b) American Society for Testing Materials Standard Specification for Buildings (Serial Designation A-36).

          (c)  Specifications of American Welding Society.

          (d)  Any pertinent federal, state or local codes or ordinances.

          4. Any incidental items of work required by any of the above mentioned authorities and not specifically shown or mentioned shall be furnished under this specification without additional cost.

          5. The drawings and specifications, when in direct conflict with any of the above regulations, will govern and supersede the regulations unless such drawings and specifications are not equal to the regulations.

          6. Buildings shall be constructed of steel and metal, containing all items required for complete installations, including but not limited to the following:

          (a) Steel post and beam or structural wall framework, columns, trusses, beams, girts, purlins, and necessary bracing and connecting members.

          (b)  Metal wall, partition and roof panels.

          (c) Metal flashings, closures, trim as requires to make buildings weather-tight.

          7. Building shall contain either manually or electrically operated bi-fold or other approved type hangar doors. One door will be required for each airplane pocket. Each electrically operated door shall be controlled by a push button station located on the inside of wall near door. Each hangar shall have an access door (minimum 2'-0" x 6'-4") complete with hardware including cylinder lock. Locks shall be furnished masterkeyed in one set with each lock keyed differently. Door cover panels shall be compatible in design and color with building wall panels. Design loading of door shall be same as loading of building. Flex door closures shall be furnished equal to Federal Specifications HH-P-151e, Type II; bulb type in form at door sill and diaphragm type at door head.

          8.   The contractor shall furnish and install footings as required.

          9. Electrical contractor shall furnish and install electrical wiring and lighting for the T-Hangars except for wiring required for door operators. Electrical contractor shall terminate wiring in an outlet box at the top and near center of each hanger door. Metal building contractor shall install and connect motors and push button control switches including all connecting wiring, and disconnect switches for same. All electrical wiring and control wiring shall be installed in conduit.

          10. A minimum of 26-gauge steel will be required for all cover panels.

          (a) Roof panels shall be one piece from ridge or eave, with one piece ridge panels to match corrugations of roof panel. Panels shall be of gauge required to meet design loading requirements and shall be of galvanized steel meeting or exceeding the following: A.S.T.M. Galvanized Specification A93 (latest issue) and Federal Specifica-tion QQ-S-775a, Type I, Class d. Deflection shall be limited to 1/240 of the span.

          (b) Wall panels shall be one piece from eave to ground. Panels shall be of gauge required to meet design loading requirements and shall be of galvanized steel meeting or exceeding the following: A.S.T.M. Galvanized Specification A93 (latest issue) and Federal Specification QQ-S-775a, Type I, Class d. Deflection shall be limited to 1/180 of the span.

          (c) Partition panels if constructed shall be of one piece from roof to ground and shall be roll formed galvanized steel meeting same specifications for wall panels including wind loading.

          11.  The following types of fasteners shall be required:

          (a) Structural to structural - Hex head machine bolts, except beam to column connections and splices shall be high strength bolts, A.S.T.M. A-325 or A-490.

          (b) Panel to structural and panel to panel - Cadmium plated or stainless steel with steel and neoprene washers. Self-threading screws will be acceptable.

          12. Approved type Butyl equal to PECORA BC-158 Sealant shall be applied at side and end laps of roof panels, at top and bottom (continuous) of eave closures, and elsewhere as required to make buildings weathertight.

          13. Trim and closures shall be of cold formed galvanized steel with corrugation closure at eaves.

          14. Purlins and girts shall be of cold formed, galvanized high strength steel of gauge required to meet design loading requirements.

          15. Structural steel shall be standard stock sections, free from flaws, cracks or injurious seams, rolled from new billets and conforming to requirements of A.I.S.C. and A.S.T.M. for steel buildings.

          16. Design basis shall be "Steel Construction Manual" of American Institute of Steel Construction, current edition; and/or American Iron and Steel Institute's "Light Gauge Steel Design Specification" dated 1960, and American Welding Society Code for Welding in Building Construction, dated 1963.

          A.S.T.M. Standards as amended to date:

               A-325 and A-490 for Quenched and Tempered Steel Bolts, A-307 for Steel Machine Bolts and Nuts,
               ASA B-149 for Determining Tensile Stress Area of
               Threaded Ends of Rods.

          17.  Structural description will be as follows:

          (a) ROOF: Roof purlins shall be light gauge "Z" purlins. Continuous design will not be acceptable. Deflection shall be limited to 1/240 of their span. Maximum spacing of roof purlins shall be 6 feet. Horizontal and vertical bracing of trusses shall be in accordance with good engineering practices as required by design loads and erection requirements.

          (b) WALLS AND PARTITIONS: Girts shall be spaced as required by the panels. The limit of deflection shall be 1/240 of their span. They may be of hot rolled or cold-formed sections. They shall not be considered to be continuous over columns. Columns shall be spaced as required and limited by drawings. They shall be hot-rolled sections. Maximum allowable deflections shall be 1/180 of their span.

          (c) BRACING: Standard as required by design. No moment shall be taken into the foundation. Horizontal forces at the base of the column shall be resisted by tie rods furnished and installed by the Metal Building Contractor.

          18. DESIGN LOADS: All loads shall be applied as per the National Building Code:

          (a)  Live Loads:    Roof:  20 p.s.f.

          (b)  Wind Load:     25 p.s.f. on the vertical
                              projection.

          30 p.s.f. uplift on the roof structure, including roof deck, purlins, trusses, or rigid frames, structural walls, beams and columns.

          (c) All building components shall be capable of resisting the most severe conditions produced by any combination of the above-mentioned loads applied in conjunction with dead loads. When wind loads are applied in conjunction with dead and live loads an overstress of 33-1/3% will be allowed.

          19.  PAINTING STRUCTURAL STEEL:    All structural steel components,
not galvanized, shall be shop cleaned thoroughly to remove all loose mill scale, rust, dirt, oil and other foreign substance and given one shop coat of a first class rust inhibitive primer on all surfaces concealed, in contact, and exposed. Scarred or damaged places must be touched up after erection. Asphaltum paint will not be accepted. Field painting of interior structural steel other than touch-up work will not be required. Exterior structural steel shall be painted with two (2) coats of oil base paint.

          20.  PAINTING GALVANIZED STEEL:    Painting will not be required on
any galvanized metal other than that specified under alternate.

          21. SHOP DRAWINGS shall be submitted before construction. Drawings shall clearly indicate scope of work, type of footings, anchor bolt setting plan, and erection drawings and necessary information for proper assembly of the structure. With shop drawings, builders shall submit complete data showing structure, including doors to be compatible with the required loads.

          (a) All drawings and data shall bear the seal of a registered professional engineer and shall be subject to approval by the AUTHORITY.

          (b) Data for the metal building shall be arranged in an orderly manner beginning with a statement of the loads and continuing through the roof and wall panel components, purlins and girts, frame, walls, columns and bracing.

          (c) Reference to standard tabular data and details developed by the building manufacturer shall be clearly explained and adequately marked.

          (d) Tables of section properties of all building components shall be furnished with the data unless they are included in the A.I.S.C. Manual of Steel Construction.

          22. Erection shall be performed by a qualified erector using proper tools and equipment. All components and parts shall be located as shown on erection drawings supplied by the manufacturer.

          23. There shall be no field welding, burning, or other field fabrication of any primary structural members, unless otherwise specified on manufacturer's drawings.

          24. Hollow metal doors and frames for office spaces at ends of hangar shall be furnished with the T-hangars. Doors shall be furnished glazed with 7/32" thick glass and complete with the following hardware or equal:
FOR EACH DOOR:

               1-1/2 Pr. Butts          STANLEY   FBBK 179p 4-1/2 X 4-1/2 NRP
               1 Closer                 CORBIN    70-6 X SBL
               1 Bracket           CORBIN    016-1/2=456 X SBL
               l Lock                   CORBIN    700-7551 x WBX x US26D
               l Stop                   CORBIN    360-12 x US26D
               1 Threshold              VON DUPRIN     AL-355
               Weatherstripping         ZERO      Series 18L.

NOTE: Furnish cylinders masterkeyed to cylinders furnished with locks on access doors in bi-fold hangar doors.